Exhibit 10.16

WHITING PETROLEUM CORPORATION

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of the date set forth on the signature page hereof (the “Grant Date”) by and between Whiting Petroleum Corporation, a Delaware corporation with its principal offices at Denver, Colorado (the “Company”), and the key employee of the Company or one of its Affiliates whose signature is set forth on the signature page hereof (the “Participant”).

W I T N E S S E T H :

WHEREAS, the Company has adopted the Whiting Petroleum Corporation 2013 Equity Incentive Plan (the “Plan”) to permit options to purchase shares of the Company’s common stock (the “Stock”) to be awarded to certain key employees of the Company and any Affiliate of the Company; and

WHEREAS, the Participant is a key employee of the Company, and the Company desires such person to remain in such capacity and to further an opportunity for his or her stock ownership in the Company in order to increase his or her proprietary interest in the success of the Company;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1. Grant.  Subject to the terms and conditions of the Plan, a copy of which is made a part hereof, and this Agreement, the Company hereby grants to the Participant an option to purchase from the Company all or any part of the aggregate number of shares of Stock set forth on the signature page hereof (hereinafter such shares of Stock are referred to as the “Optioned Shares,” and the option to purchase the Optioned Shares is referred to as the “Option”).  The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Vesting.  One-third of the Optioned Shares shall vest and become exercisable on each of the first three anniversaries of the Grant Date, provided the Participant has remained in the continuous employment of the Company and its Affiliates from the Grant Date through and including the applicable vesting date.  Any Optioned Shares not vested as of the date of the Participant’s termination of employment from the Company and its Affiliates shall be forfeited.

3. Price.  The price to be paid for each Optioned Share shall be the price set forth on the signature page hereof (the “Option Price”).

4. Term; Exercise.  The Participant may exercise the Option, to the extent vested, in whole or in part until the close of business at the Company’s headquarters on the earliest of:

(a)           The tenth anniversary of the Grant Date;

(b)           The first anniversary of the Participant’s termination of employment from the Company and its Affiliates for any reason other than cause; and

(c)           The date of the Participant’s termination of employment from the Company and its Affiliates for cause, as determined by the Compensation Committee of the Board of Directors of the Company (the “Committee”) in its sole discretion.  The exercise of the Option may be suspended pending the Committee’s determination of whether the Participant’s employment is terminated for cause, and in the event the Committee determines that termination is for cause, such exercise shall be rescinded.

5. Method of Exercise.  The Option may be exercised only by written notice, provided to the Company in the manner set forth in Paragraph 10(d), specifying the number of vested Optioned Shares being purchased.  Such notice shall be accompanied by payment of the entire Option Price of the Optioned Shares being purchased plus related federal, state, local or foreign withholding taxes due as a result of exercise, which may be paid:

(a)           in cash, or by check or money order;

(b)           by delivery (including by attestation) of shares of Stock (which will be valued at Fair Market Value at the date of delivery);

(c)           through a cashless exercise procedure established by the Committee, if any; or

(d)           by any combination of the foregoing.

Shares of Stock tendered under subparagraph (b) above shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank.  Upon receipt of the payment of the entire purchase price of the Optioned Shares being purchased and the related federal, state, local or foreign withholding taxes, certificates for such Optioned Shares shall be issued to the Participant.  The Optioned Shares so purchased shall be fully paid and nonassessable.

6. Securities Law Restrictions.  Notwithstanding the foregoing or anything to the contrary herein, the Participant agrees and acknowledges with respect to any Stock received under this Option that has not been registered under the Securities Act of 1933, as amended (the “Act”) (a) he or she will not sell or otherwise dispose of such Stock except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (b) a legend will be placed on the certificates for the Stock to such effect.

7. No Rights as a Stockholder.   The Participant shall not be deemed for any purposes to be a stockholder of the Company with respect to any shares that may be acquired hereunder except to the extent that the Option shall have been exercised with respect thereto and a stock certificate issued therefor.

8. Powers of Company Not Affected.  The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combination, subdivision or reclassification of the Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.  Nothing in this Agreement shall confer upon the Participant any right to continue in the employment of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or an Affiliate to terminate the Participant’s employment at any time.

9. Interpretation by Committee.  The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded options under the Plan.

10. Miscellaneous.  (a) This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.

(b) This Agreement may not be amended or modified except by the written consent of the parties hereto.

(c) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(d) Any notice, filing or delivery hereunder or with respect to the Option shall be given to the Participant at either his or her usual work location or his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300, Attention:  Corporate Secretary.  All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

(e) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant and his successor and assigns, except that the Participant may not transfer any interest in any Option other than pursuant to will or the laws of descent and distribution.  Any individual claiming entitlement to exercise the Option following the Participant’s death shall provide such information and evidence of his or her right to do so in such form as is satisfactory to the Company.

(f) This Agreement is subject in all respects to the terms and conditions of the Plan.  Any capitalized terms used in this Agreement but not defined herein shall have the meanings given in the Plan.

11. Change of Control. Notwithstanding any other provision to the contrary contained in this Agreement, effective upon a Change in Control (as defined in the Plan), the Optioned Shares shall become 100% vested if the Participant is employed by the Company or an Affiliate immediately prior to the date of such Change in Control.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her signature, all as of the day and year set forth below.

WHITING PETROLEUM CORPORATION		PARTICIPANT

By:
James J. Volker
	Chief Executive Officer	No. of Optioned Shares:
Option Price per Share: $
Grant Date: